UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 15, 2018

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Research Frontiers Inc. and its VariGuard business unit made the following announcement on November 15, 2018:

Munich, Germany, November 15, 2018 – Daimler AG has been using SPD-SmartGlass technology from Research Frontiers (Nasdaq: REFR) to allow occupants in tens of thousands of their cars (including their flagship S-Class) to press a button and change the tint of their roof from dark to clear. Mercedes’ MAGIC SKY CONTROL roof blocks up to 95% of the heat entering the vehicle (reducing temperatures by up to 18ºF/10ºC) and creates an “open-air” feeling inside the vehicle without having to open the roof. SPD-SmartGlass technology in cars has also been shown to increase the driving range of electric vehicles by up to 5.5%, reducing CO2 emissions by up to 4 grams/kilometer, and improve fuel efficiency, comfort and security.

This week, at electronica 2018, the world’s leading trade fair and conference for electronics, Texas Instruments demonstrated a control unit reference design (TIDA-020013; http://www.ti.com/tool/tida-020013) created to more intelligently and efficiently power SPD-SmartGlass electronically dimmable glass using a standard 12-volt automotive battery. The interactive demonstration is paired with gesture control to lighten or tint glass with the SPD-SmartGlass technology.

SPD-SmartGlass, using the intelligent control unit reference design from Texas Instruments, at electronica 2018 in Munich, Germany.

We invite you to view this video (https://www.youtube.com/watch?v=yTJEvfuWV1Q&feature=youtu.be) to learn more and to see the gesture-controlled SPD-SmartGlass in action.

The SPD-SmartGlass sunroof application, supplied to Texas Instruments by VariGuard, a business unit of SPD-SmartGlass developer Research Frontiers, gives occupants more control over the lighting in their car, removes unwanted heat, light and glare, and increases the driving range of electric vehicles. It also miniaturizes the electronics package and reduces the cost of the entire system to the auto maker, while also improving power efficiency.

Engineers can use the TI reference design to accelerate their own designs using electronically dimmable glass. The design includes TI’s highly efficient power management circuits and a 32-bit C2000™ real-time MCU to help generate the necessary signal to drive and control substantial surface areas.

To learn more about electronica 2018, visit the event’s website at https://electronica.de/index.html.

About VariGuard SmartGlass

VariGuard SmartGlass and SmartPlastic products offer a wide range of visible light transmission, instant switching between dark and clear states, and over 99% UV-blocking at all times. Based on patented SPD light-control technology developed by VariGuard’s parent company Research Frontiers, VariGuard SmartGlass is used in a variety of industries worldwide.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated November 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: November 15, 2018